Exhibit 99

Chemed Reports Fourth-Quarter 2011 Results

CINCINNATI--(BUSINESS WIRE)--February 14, 2012--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its fourth quarter ended December 31, 2011, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 4.2% to $350 million
  GAAP Diluted EPS increased 33.7% to $1.31
  Adjusted Diluted EPS increased 19.8% to $1.45

VITAS segment operating results:

  Net Patient Revenue of $255 million, an increase of 5.1%
  Average Daily Census (ADC) of 13,724, an increase of 4.9%
  Admissions of 15,191, an increase of 2.8%
  Net Income of $22.7 million, a decrease of 2.6%
  Adjusted EBITDA of $40.0 million, a decrease of 5.2%
  Adjusted EBITDA margin of 15.7%, a decrease of 171 basis points

Roto-Rooter segment operating results:

  Revenue of $95.7 million, an increase of 1.8%
  Unit-for-unit job count of 165,841, a decrease of 0.2%
  Net Income of $9.3 million, an increase of 27.6%
  Adjusted EBITDA of $17.8 million, an increase of 12.0%
  Adjusted EBITDA margin of 18.7%, an increase of 169 basis points

VITAS

Net revenue for VITAS was $255 million in the fourth quarter of 2011, which is an increase of 5.1% over the prior-year period. Excluding the impact of Medicare Cap, revenue increased 5.7%. This revenue growth was the result of increased ADC of 4.9%, driven by an increase in admissions of 2.8% and Medicare price increases of approximately 2.5%. This growth was partially offset by geographic and level of acuity mix shift of the patient base.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $203.68, which is 0.7% above the prior-year period. Routine home care reimbursement and high acuity care averaged $161.90 and $707.89, respectively, per patient per day in the fourth quarter of 2011. During the quarter, high acuity days of care were 7.6% of total days of care, 27 basis points lower than the prior-year quarter.

In the fourth quarter of 2011, VITAS recorded a Medicare Cap liability of $2.6 million. This compares to $1.1 million of Medicare Cap liability recorded in the fourth quarter of 2010. The government’s Medicare Cap fiscal year begins on September 29. The first quarter of a Medicare Cap year has the potential to be volatile if a program experiences unusual or seasonal admission and discharge patterns. Based upon actual January 2012 admissions, VITAS anticipates reversing a significant portion of this Medicare Cap liability in the first quarter of 2012.

Of VITAS’ 37 unique Medicare provider numbers, 32 provider numbers have a Medicare Cap cushion of 10% or greater during the trailing twelve-month period; two provider numbers have a Medicare Cap cushion between 5% to 10%; and three provider numbers have a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $218 million during the trailing twelve-month period.

The fourth quarter of 2011 gross margin, excluding the impact of Medicare Cap, was 23.8%, which is a decline of 155 basis points from the fourth quarter of 2010. This decline in margin is primarily the result of increased costs related to the 2011 mandated physician visit for recertification, expansion of our community liaison program, expansion of losses in start-up locations, as well as increased costs associated with expansion of inpatient units.

Selling, general and administrative expense was $18.3 million in the fourth quarter of 2011, which is a decrease of 2.8% when compared to the prior-year quarter. Adjusted EBITDA totaled $40.0 million in the quarter, a decrease of 5.2% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 16.6% in the quarter which was 122 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $95.7 million for the fourth quarter of 2011, an increase of 1.8% over the prior-year quarter. This revenue growth was the result of a combination of selective price increases and favorable mix shift, partially offset by a slight decline in aggregate job count.

Unit-for-unit job count in the fourth quarter of 2011 declined 0.2% when compared to the prior-year period. During the fourth quarter of 2011, total residential jobs decreased 2.6%, as residential plumbing jobs increased 5.6% and residential drain cleaning jobs decreased 6.6%, when compared to the fourth quarter of 2010. Residential jobs represented 70% of total job count in the quarter. Total commercial jobs increased 5.7%, with commercial plumbing/excavation job count increasing 10.8% and commercial drain cleaning increasing 4.3% when compared to the prior-year quarter. The “All Other” residential and commercial job category, which represents less than 2% of aggregate job count, decreased 6.1%.

Roto-Rooter’s gross margin was 45.4% in the quarter, a 228 basis point increase when compared to the fourth quarter of 2010. Adjusted EBITDA in the fourth quarter of 2011 totaled $17.8 million, an increase of 12.0%, and the Adjusted EBITDA margin was 18.7% in the quarter, an increase of 169 basis points, when compared to the prior-year quarter.

Roto-Rooter continues to have periodic discussions with existing franchisees to acquire franchise territories. Management will be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. The timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $167 million at December 31, 2011. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed replaced its existing credit facility with a new Credit Agreement. Terms of this Credit Agreement consist of a five-year $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. This Credit Agreement provides Chemed with increased flexibility in terms of acquisitions, share repurchases, dividends and other corporate needs. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At December 31, 2011, this facility had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures in 2011 aggregated $29.6 million and compares to depreciation and amortization during the same period of $29.5 million.

The Company increased its quarterly dividend from $0.14 to $0.16 per share in the third quarter of 2011. In addition, the company has purchased $144 million, or 2,602,513 shares, of Chemed stock in 2011. As of December 31, 2011, $75.3 million is remaining under Chemed’s previously announced share repurchase program. Management will continually evaluate cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2012

VITAS expects to achieve full-year 2012 revenue growth, prior to Medicare Cap, of 5.0% to 8.0%. Admissions in 2012 are estimated to increase approximately 2.5% to 4.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.0% to 15.5%. Effective October 1, 2011, Medicare increased the average hospice reimbursement rates by approximately 2.5%. Our guidance assumes VITAS will incur $5.0 million of estimated Medicare contractual billing limitations for calendar year 2012.

Roto-Rooter expects to achieve full-year 2012 revenue growth of 4.0% to 5.0%. The revenue estimate is a result of increased pricing of approximately 2%, a favorable mix shift to higher revenue jobs, with job count growth estimated at 0% to 1.5%. Adjusted EBITDA margin for 2012 is estimated in the range of 17.0% to 18.0%.

Based upon the above, management estimates 2012 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $5.35 to $5.55. This compares to Chemed’s 2011 adjusted earnings per diluted share of $4.78.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, February 15, 2012, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 203-3436 for U.S. and Canadian participants and (617) 213-8849 for international participants. The participant passcode is 77396059. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 43136718. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 13,500 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and

Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Service revenues and sales	$350,253	$336,286	$1,355,970	$1,280,545
Cost of services provided and goods sold	248,366	235,262	970,484	906,016
Selling, general and administrative expenses (aa)	48,564	55,270	202,260	201,964
Depreciation	6,288	6,338	25,247	24,386
Amortization	1,009	950	4,252	4,657
Total costs and expenses	304,227	297,820	1,202,243	1,137,023
Income from operations	46,026	38,466	153,727	143,522
Interest expense	(3,628)	(3,013)	(13,888)	(11,959)
Other income/(expense)--net (bb)	(164)	1,850	717	2,268
Income before income taxes	42,234	37,303	140,556	133,831
Income taxes	(16,529)	(14,673)	(54,577)	(52,000)
Net income	$25,705	$22,630	$85,979	$81,831

Earnings Per Share
Net income	$1.34	$1.00	$4.19	$3.62
Average number of shares outstanding	19,237	22,534	20,523	22,587

Diluted Earnings Per Share
Net income	$1.31	$0.98	$4.10	$3.55
Average number of shares outstanding	19,556	23,070	20,945	23,031

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
SG&A expenses before long-term incentive compensation and the impact of market value gains of deferred compensation plans	$48,561	$50,473	$198,449	$195,020
Market value gains on assets held in deferred compensation trusts	3	1,862	799	2,210
Long-term incentive compensation	-	2,935	3,012	4,734
Total SG&A expenses	$48,564	$55,270	$202,260	$201,964

(bb)	Other income/(expense)--net comprises (in thousands):
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Loss on disposal of property and equipment	$(373)	$(132)	$(441)	$(425)
Interest income	229	110	426	444
Market value gains on assets held in deferred compensation trusts	3	1,862	799	2,210
Other	(23)	10	(67)	39
Total other income/(expense)--net	$(164)	$1,850	$717	$2,268

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$38,081	$49,917
Accounts receivable less allowances	77,924	112,999
Inventories	8,668	7,728
Current deferred income taxes	12,540	15,098
Prepaid income taxes	2,131	770
Prepaid expenses	11,409	10,285
Total current assets	150,753	196,797
Investments of deferred compensation plans held in trust	31,629	28,304
Properties and equipment, at cost less accumulated depreciation	82,951	79,292
Identifiable intangible assets less accumulated amortization	58,262	57,858
Goodwill	460,633	458,343
Other assets	11,677	9,567
Total Assets	$795,905	$830,161

Liabilities
Current liabilities
Accounts payable	$48,225	$55,829
Income taxes	90	1,161
Accrued insurance	37,147	36,492
Accrued compensation	41,087	39,719
Other current liabilities	18,851	16,141
Total current liabilities	145,400	149,342
Deferred income taxes	29,463	25,085
Long-term debt	166,784	159,208
Deferred compensation liabilities	30,693	27,851
Other liabilities	9,881	6,626
Total Liabilities	382,221	368,112

Stockholders' Equity
Capital stock	30,937	30,382
Paid-in capital	398,094	365,007
Retained earnings	546,757	473,316
Treasury stock, at cost	(564,091)	(408,615)
Deferred compensation payable in Company stock	1,987	1,959
Total Stockholders' Equity	413,684	462,049
Total Liabilities and Stockholders' Equity	$795,905	$830,161

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	For the Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net income	$85,979	$81,831
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	29,499	29,043
Provision for uncollectible accounts receivable	8,563	9,078
Stock option expense	8,376	7,762
Amortization of discount on convertible notes	7,576	7,081
Provision for deferred income taxes	7,242	(2,409)
Noncash long-term incentive compensation	2,595	4,161
Amortization of debt issuance costs	1,137	654
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	26,896	(68,656)
Increase in inventories	(940)	(151)
Decrease/(increase) in prepaid expenses	(1,124)	332
Increase/(decrease) in accounts payable and other
current liabilities	(1,397)	13,810
Increase in income taxes	2,708	4,825
Increase in other assets	(4,009)	(4,398)
Increase in other liabilities	4,548	5,999
Excess tax benefit on share-based compensation	(3,854)	(3,357)
Other sources	548	407
Net cash provided by operating activities	174,343	86,012
Cash Flows from Investing Activities
Capital expenditures	(29,592)	(25,639)
Business combinations, net of cash acquired	(3,664)	(9,469)
Other uses	(858)	(592)
Net cash used by investing activities	(34,114)	(35,700)
Cash Flows from Financing Activities
Purchases of treasury stock	(147,886)	(109,330)
Dividends paid	(12,538)	(11,881)
Proceeds from exercise of stock options	8,036	5,327
Excess tax benefit on share-based compensation	3,854	3,357
Debt issuance costs	(2,657)	-
Increase/(decrease) in cash overdraft payable	(826)	(581)
Other sources	(48)	297
Net cash used by financing activities	(152,065)	(112,811)
Increase/(Decrease) in Cash and Cash Equivalents	(11,836)	(62,499)
Cash and cash equivalents at beginning of year	49,917	112,416
Cash and cash equivalents at end of year	$38,081	$49,917

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$254,560	$95,693	$-	$350,253
Cost of services provided and goods sold	196,084	52,282	-	248,366
Selling, general and administrative expenses (a)	18,306	26,347	3,911	48,564
Depreciation	4,094	2,063	131	6,288
Amortization	384	156	469	1,009
Total costs and expenses	218,868	80,848	4,511	304,227
Income/(loss) from operations	35,692	14,845	(4,511)	46,026
Interest expense (a)	(57)	(84)	(3,487)	(3,628)
Intercompany interest income/(expense)	735	394	(1,129)	-
Other income/(expense)—net	59	(233)	10	(164)
Income/(loss) before income taxes	36,429	14,922	(9,117)	42,234
Income taxes (a)	(13,755)	(5,661)	2,887	(16,529)
Net income/(loss)	$22,674	$9,261	$(6,230)	$25,705

2010
Service revenues and sales	$242,268	$94,018	$-	$336,286
Cost of services provided and goods sold	181,747	53,515	-	235,262
Selling, general and administrative expenses (b)	18,836	27,208	9,226	55,270
Depreciation	4,252	1,949	137	6,338
Amortization	486	126	338	950
Total costs and expenses	205,321	82,798	9,701	297,820
Income/(loss) from operations	36,947	11,220	(9,701)	38,466
Interest expense (b)	(4)	(46)	(2,963)	(3,013)
Intercompany interest income/(expense)	854	486	(1,340)	-
Other income/(expense)—net	(80)	18	1,912	1,850
Income/(loss) before income taxes	37,717	11,678	(12,092)	37,303
Income taxes (b)	(14,445)	(4,421)	4,193	(14,673)
Net income/(loss)	$23,272	$7,257	$(7,899)	$22,630

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$986,272	$369,698	$-	$1,355,970
Cost of services provided and goods sold	766,732	203,752	-	970,484
Selling, general and administrative expenses (a)	75,698	102,528	24,034	202,260
Depreciation	16,583	8,130	534	25,247
Amortization	1,897	599	1,756	4,252
Total costs and expenses	860,910	315,009	26,324	1,202,243
Income/(loss) from operations	125,362	54,689	(26,324)	153,727
Interest expense (a)	(229)	(358)	(13,301)	(13,888)
Intercompany interest income/(expense)	3,998	2,136	(6,134)	-
Other income/(expense)—net	62	(235)	890	717
Income/(loss) before income taxes	129,193	56,232	(44,869)	140,556
Income taxes (a)	(48,835)	(21,353)	15,611	(54,577)
Net income/(loss)	$80,358	$34,879	$(29,258)	$85,979

2010
Service revenues and sales	$925,810	$354,735	$-	$1,280,545
Cost of services provided and goods sold	709,094	196,922	-	906,016
Selling, general and administrative expenses (b)	73,755	100,731	27,478	201,964
Depreciation	16,161	7,775	450	24,386
Amortization	2,739	514	1,404	4,657
Total costs and expenses	801,749	305,942	29,332	1,137,023
Income/(loss) from operations	124,061	48,793	(29,332)	143,522
Interest expense (b)	(131)	(233)	(11,595)	(11,959)
Intercompany interest income/(expense)	4,632	2,612	(7,244)	-
Other income/(expense)—net	(165)	53	2,380	2,268
Income/(loss) before income taxes	128,397	51,225	(45,791)	133,831
Income taxes (b)	(48,601)	(19,547)	16,148	(52,000)
Net income/(loss)	$79,796	$31,678	$(29,643)	$81,831

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$22,674	$9,261	$(6,230)	$25,705
Add/(deduct):
Interest expense	57	84	3,487	3,628
Income taxes	13,755	5,661	(2,887)	16,529
Depreciation	4,094	2,063	131	6,288
Amortization	384	156	469	1,009
EBITDA	40,964	17,225	(5,030)	53,159
Add/(deduct):
Intercompany interest expense/(income)	(735)	(394)	1,129	-
Interest income	(208)	(12)	(9)	(229)
Legal expenses of OIG investigation	(21)	-	-	(21)
Acquisition expenses	30	(20)	-	10
Costs related to litigation settlements	-	848	-	848
Advertising cost adjustment (c)	-	202	-	202
Stock option expense	-	-	1,473	1,473
Adjusted EBITDA	$40,030	$17,849	$(2,437)	$55,442

2010
Net income/(loss)	$23,272	$7,257	$(7,899)	$22,630
Add/(deduct):
Interest expense	4	46	2,963	3,013
Income taxes	14,445	4,421	(4,193)	14,673
Depreciation	4,252	1,949	137	6,338
Amortization	486	126	338	950
EBITDA	42,459	13,799	(8,654)	47,604
Add/(deduct):
Intercompany interest expense/(income)	(854)	(486)	1,340	-
Interest income	(48)	(12)	(50)	(110)
Legal expenses of OIG investigation	622	-	-	622
Acquisition expenses	68	256	-	324
Costs related to litigation settlements	-	1,426	-	1,426
Advertising cost adjustment (c)	-	960	-	960
Long-term incentive compensation	-	-	2,935	2,935
Stock option expense	-	-	1,397	1,397
Adjusted EBITDA	$42,247	$15,943	$(3,032)	$55,158

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$80,358	$34,879	$(29,258)	$85,979
Add/(deduct):
Interest expense	229	358	13,301	13,888
Income taxes	48,835	21,353	(15,611)	54,577
Depreciation	16,583	8,130	534	25,247
Amortization	1,897	599	1,756	4,252
EBITDA	147,902	65,319	(29,278)	183,943
Add/(deduct):
Intercompany interest expense/(income)	(3,998)	(2,136)	6,134	-
Interest income	(295)	(40)	(91)	(426)
Legal expenses of OIG investigation	1,188	-	-	1,188
Acquisition expenses	147	(26)	-	121
Costs related to litigation settlements	-	2,299	-	2,299
Advertising cost adjustment (c)	-	(1,240)	-	(1,240)
Stock option expense	-	-	8,376	8,376
Long-term incentive compensation	-	-	3,012	3,012
Adjusted EBITDA	$144,944	$64,176	$(11,847)	$197,273

2010
Net income/(loss)	$79,796	$31,678	$(29,643)	$81,831
Add/(deduct):
Interest expense	131	233	11,595	11,959
Income taxes	48,601	19,547	(16,148)	52,000
Depreciation	16,161	7,775	450	24,386
Amortization	2,739	514	1,404	4,657
EBITDA	147,428	59,747	(32,342)	174,833
Add/(deduct):
Intercompany interest expense/(income)	(4,632)	(2,612)	7,244	-
Interest income	(220)	(49)	(175)	(444)
Legal expenses of OIG investigation	1,012	-	-	1,012
Acquisition expenses	68	256	-	324
Costs related to litigation settlements	-	1,853	-	1,853
Advertising cost adjustment (c)	-	(679)	-	(679)
Stock option expense	-	-	7,762	7,762
Long-term incentive compensation	-	-	4,734	4,734
Adjusted EBITDA	$143,656	$58,516	$(12,777)	$189,395

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income as reported	$25,705	$22,630	$85,979	$81,831

Add/(deduct) impact of:
After-tax additional interest expense resulting from the change in
accounting for the conversion feature of the convertible notes	1,200	1,110	4,664	4,313
After-tax stock option expense	932	883	5,298	4,909
After-tax cost of costs related to litigation settlements	516	869	1,397	1,126
After-tax cost of legal expenses of OIG investigation	(12)	385	737	627
After-tax cost of acquisition expenses	6	198	75	198
After-tax long-term incentive compensation	-	1,833	1,880	2,957

Adjusted net income	$28,347	$27,908	$100,030	$95,961

Earnings Per Share As Reported
Net income	$1.34	$1.00	$4.19	$3.62
Average number of shares outstanding	19,237	22,534	20,523	22,587
Diluted Earnings Per Share As Reported
Net income	$1.31	$0.98	$4.10	$3.55
Average number of shares outstanding	19,556	23,070	20,945	23,031

Adjusted Earnings Per Share
Net income	$1.47	$1.24	$4.87	$4.25
Average number of shares outstanding	19,237	22,534	20,523	22,587
Adjusted Diluted Earnings Per Share
Net income	$1.45	$1.21	$4.78	$4.17
Average number of shares outstanding	19,556	23,070	20,945	23,031

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
OPERATING STATISTICS	2011	2010	2011	2010
Net revenue ($000) (d)
Homecare	$188,782	$176,517	$718,658	$666,562
Inpatient	27,882	27,344	110,742	105,588
Continuous care	40,516	39,463	158,466	153,050
Total before Medicare cap allowance	$257,180	$243,324	$987,866	$925,200
Medicare cap allowance	(2,620)	(1,056)	(1,594)	610
Total	$254,560	$242,268	$986,272	$925,810
Net revenue as a percent of total before Medicare cap allowance
Homecare	73.4%	72.6%	72.7%	72.0%
Inpatient	10.8	11.2	11.2	11.4
Continuous care	15.8	16.2	16.1	16.6
Total before Medicare cap allowance	100.0	100.0	100.0	100.0
Medicare cap allowance	(1.0)	(0.4)	(0.2)	(0.1)
Total	99.0%	99.6%	99.8%	99.9%
Average daily census ("ADC") (days)
Homecare	9,582	8,851	9,285	8,476
Nursing home	3,092	3,193	3,069	3,207
Routine homecare	12,674	12,044	12,354	11,683
Inpatient	443	436	449	434
Continuous care	607	600	603	596
Total	13,724	13,080	13,406	12,713

Total Admissions	15,191	14,776	60,162	58,526
Total Discharges	15,289	15,038	60,393	57,817
Average length of stay (days)	79.0	80.8	78.8	78.1
Median length of stay (days)	14.0	15.0	14.0	14.0
ADC by major diagnosis
Neurological	34.0%	33.9%	34.4%	33.6%
Cancer	17.8	18.3	17.7	18.4
Cardio	11.3	11.7	11.5	11.9
Respiratory	6.4	6.6	6.7	6.6
Other	30.5	29.5	29.7	29.5
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.4%	19.5%	19.4%	18.8%
Cancer	34.4	34.4	33.5	34.5
Cardio	10.8	11.0	10.8	11.3
Respiratory	7.6	7.4	8.3	8.0
Other	27.8	27.7	28.0	27.4
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	53.2%	54.0%	52.3%	52.8%
Inpatient	13.1	14.4	12.9	13.6
Continuous care	19.9	22.6	20.3	21.4
Homecare margin drivers (dollars per patient day)
Labor costs	$52.92	$51.97	$53.63	$52.57
Drug costs	8.31	7.89	8.19	7.81
Home medical equipment	6.78	5.84	6.69	6.48
Medical supplies	2.79	2.67	2.80	2.56
Inpatient margin drivers (dollars per patient day)
Labor costs	$320.43	$305.19	$312.78	$299.54
Continuous care margin drivers (dollars per patient day)
Labor costs	$559.11	$533.32	$552.38	$531.69
Bad debt expense as a percent of revenues	0.6%	0.7%	0.7%	0.9%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	36.7	38.2	n.a.	n.a.
Days of revenue outstanding- including unapplied Medicare payments	22.3	36.5	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2011 AND 2010
(unaudited)

(a)	Included in the results of operations 2011 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
		For the Three Months Ended December 31, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$21	$-	$-	$21
	Acquisition expenses	(30)	20	-	(10)
	Costs related to litigation settlements	-	(848)	-	(848)
	Stock option expense	-	-	(1,473)	(1,473)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,898)	(1,898)
	Pretax impact on earnings	(9)	(828)	(3,371)	(4,208)
	Income tax benefit on the above	3	324	1,239	1,566
	After-tax impact on earnings	$(6)	$(504)	$(2,132)	$(2,642)

		For the Years Ended December 31, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(1,188)	$-	$-	$(1,188)
	Acquisition expenses	(147)	26	-	(121)
	Costs related to litigation settlements	-	(2,299)	-	(2,299)
	Stock option expense	-	-	(8,376)	(8,376)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(7,374)	(7,374)
	Pretax impact on earnings	(1,335)	(2,273)	(18,762)	(22,370)
	Income tax benefit on the above	507	892	6,920	8,319
	After-tax impact on earnings	$(828)	$(1,381)	$(11,842)	$(14,051)

(b)	Included in the results of operations 2010 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):
		For the Three Months Ended December 31, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(622)	$-	$-	$(622)
	Acquisition expenses	(68)	(256)	-	(324)
	Costs related to litigation settlements	-	(1,426)	-	(1,426)
	Long-term incentive compensation	-	-	(2,935)	(2,935)
	Stock option expense	-	-	(1,397)	(1,397)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,756)	(1,756)
	Pretax impact on earnings	(690)	(1,682)	(6,088)	(8,460)
	Income tax benefit on the above	263	657	2,262	3,182
	After-tax impact on earnings	$(427)	$(1,025)	$(3,826)	$(5,278)

		For the Years Ended December 31, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(1,012)	$-	$-	$(1,012)
	Acquisition expenses	(68)	(256)	-	(324)
	Costs related to litigation settlements	-	(1,853)	-	(1,853)
	Stock option expense	-	-	(7,762)	(7,762)
	Long-term incentive compensation	-	-	(4,734)	(4,734)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(6,820)	(6,820)
	Pretax impact on earnings	(1,080)	(2,109)	(19,316)	(22,505)
	Income tax benefit on the above	411	827	7,137	8,375
	After-tax impact on earnings	$(669)	$(1,282)	$(12,179)	$(14,130)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the fourth quarters of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $6,073,000 and $7,034,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the fourth quarters of 2011 and 2010 would total $5,871,000 and $6,074,000, respectively.

Similarly, for the years ended December 31, 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $22,534,000 and $23,849,00, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for years ended December 31, 2011 and 2010, would total $23,774,000 and $24,528,000, respectively.

(d)

VITAS has 8 large (greater than 450 ADC), 16 medium (greater than 200 but less than 450 ADC) and 28 small (less than 200 ADC) hospice programs. For the current cap year there are three programs with a cap liabilities and six programs with Medicare cap cushions of less than 10%.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901